CARMAX, INC.

RETIREMENT RESTORATION PLAN

Originally Effective
January 1, 2009

Amended and Restated
Effective January 1, 2017

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

TABLE OF CONTENTS

i

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

ii

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

8.09Invalid or Unenforceable Provisions.......................................................................    22
8.10Lost Participants or Beneficiaries............................................................................    22
8.11Beneficiary Designation..........................................................................................    22
8.12Errors and Omissions...............................................................................................    22
8.13Governing Law........................................................................................................    22
8.14Omnibus Provisions.................................................................................................    22

iii

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

INTRODUCTION

The CarMax, Inc., Retirement Restoration Plan (“Plan”) was adopted effective January 1, 2009 and was previously amended and restated on June 30, 2011. The Plan, as amended and restated effective January 1, 2017, is intended to make certain design changes effective January 1, 2017, and to make certain clarifications related to the administration of the Plan. The purpose of the Plan is to supplement the benefits payable under the CarMax, Inc. Retirement Savings Plan for a select group of management or highly compensated employees of CarMax, Inc. and its affiliates to the extent that retirement contributions are limited under the CarMax, Inc. Retirement Savings Plan as a result of the application of sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended. The Plan is also intended to provide supplemental savings to eligible employees through a program of elective deferral contributions (that are matched, in part, by employer contributions in accordance with the terms of the Plan). The Company has determined that the adoption of the Retirement Restoration Plan will assist in attracting and retaining those employees whose abilities and experience will contribute to its continued success.

The Plan is intended to be a plan that is unfunded and maintained by the Company for the purpose of providing deferred compensation for a select group of management or highly compensated employees as described in the Employee Retirement Income Security Act of 1974, as amended. The Plan also is intended to satisfy the requirements of Code section 409A. All questions concerning the Plan should be interpreted in light of the Company’s intention to conform to the applicable requirements of ERISA and Code section 409A.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

ARTICLE I.
DEFINITIONS

1.01	Account

The account or bookkeeping record reflecting a Participant’s interest in the Plan. A Participant may have several Accounts under the Plan, including an Elective Deferral Contribution Account, a Matching Restoration Contribution Account and a Retirement Restoration Contribution Account. When the term “Account” is used without modification, it means the sum of all of the Participant’s Plan Accounts.

1.02	Beneficiary

The person or entity specified by a Participant by the method prescribed by the Committee for that purpose. If a Participant does not designate a Beneficiary or if the designated Beneficiary predeceased the Participant or is not in existence on the date of the Participant’s death, then Beneficiary means the Participant’s Surviving Spouse, or if there is no Surviving Spouse, the executor(s) or administrator(s) of the Participant’s estate.

1.03	Board

The Board of Directors of CarMax, Inc.

1.04	Code

The Internal Revenue Code of 1986, as amended from time to time and as construed, interpreted and modified by regulations or rulings.

1.05	Committee

A committee of no less than three members, as described in Article V, to be responsible for the general administration of the Plan. The Committee may delegate all or a part of its duties to one or more individuals or entities, and references herein to the Committee shall include such individuals and entities to the extent of such delegation.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

1.06	Company

CarMax, Inc., and all of its Related Companies, subsidiaries and divisions except for those Related Companies, subsidiaries and divisions whose employees or segments thereof have not been designated to be included in this Plan. Where only a segment of a Related Company’s, subsidiary’s or division’s employees has been designated for coverage hereunder, “Company” applies to such Related Company, subsidiary or division only as it relates to such entity’s employees eligible for coverage.

1.07	Compensation

“Compensation,” as defined under the Retirement Savings Plan, before any reductions for contributions to the Plan during the Plan Year and without regard to any subsections of the Retirement Saving Plan “Compensation” definition:

(a)    that relate to top-heavy rules and anti-discrimination rules; and

(b)    that impose the limits prescribed and adjusted by Code section 401(a)(17) and 415(d).

1.08	Deferral Election

The deferral election made by a Participant pursuant to Plan Section 2.03.

1.09	Elective Deferral Contribution

A Participant’s elective deferrals made at the election of the Participant pursuant to Plan Section 2.03.

1.10	Elective Deferral Contribution Account

The account or bookkeeping record reflecting the Participant’s Elective Deferral Contributions, including any “salary reduction contributions” credited prior to June 30, 2011.

1.11	Eligible Employee

An Employee who is a member of a select group of management or highly compensated employees of the Company, as determined by the Committee.

1.12	Employee

A person employed by the Company as a common law employee on the Company’s U.S. payroll. It is expressly intended that persons not employed as common law employees on the Company’s U.S. payroll are to be excluded from participation in the Plan, even if a court or

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

administrative agency determines that such individuals are common law employees. The term “Employee” shall not include independent contractors, leased employees within the meaning of Code section 414(n)(2), or employees whose terms and conditions of employment are subject to a collective bargaining agreement as to which retirement benefits were the subject of good faith bargaining.

1.13	ERISA

The Employee Retirement Income Security Act of 1974, as amended from time to time and as construed, interpreted and modified by regulations or rulings.

1.14	Key Employee

A Participant who, as of December 31st of a calendar year, meets the requirements of Code section 409A(a)(2)(B)(i) to be treated as a “specified employee” of the Company, i.e., a key employee (as defined in Code section 416(i)(1)(A)(i), (ii) or (iii) applied in accordance with the regulations thereunder and disregarding Code section 416(i)(5)). A Participant who meets the criteria in the preceding sentence will be considered a Key Employee for purposes of the Plan for the 12-month period commencing on the next following April 1.

1.15	Matching Restoration Contribution

Any unfunded matching contribution allocation made for the benefit of the Participant by the Company under Plan section 3.04.

1.16	Matching Restoration Contribution Account

The account or bookkeeping record reflecting the Matching Restoration Contributions made on behalf of a Participant.

1.17	Participant

An Eligible Employee who satisfies the requirements of Article II.

1.18	Performance-Based Compensation

Compensation where the amount thereof, or entitlement thereto, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Organizational or individual performance criteria are considered pre-established if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relate, provided that the outcome is substantially uncertain at the time the criteria are established. The determination of whether Compensation qualifies as “Performance-Based Compensation” will be made in accordance with Treasury Regulation Section 1.409A-1(e) and applicable guidance.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

1.19	Plan

The CarMax, Inc. Retirement Restoration Plan as set forth herein and as amended from time to time. The term “Plan Section” shall refer to a section of this Plan.

1.20	Plan Asset Committee

A committee of no less than three members, appointed by the Chief Executive Officer of the Company, to have the rights and duties described in Articles III and V. The Plan Asset Committee may delegate all or a part of its duties to one or more individuals or entities, and references herein to the Plan Asset Committee shall include such individuals and entities to the extent of such delegation.

1.21	Plan Compensation

The excess (if any) of (a) the Participant’s Compensation for the Plan Year over (b) the annual tax-qualified plan compensation limitation set forth under Code section 401(a)(17), as adjusted for that Plan Year.

1.22	Plan Year

The calendar year.

1.23	Related Company

Any corporation which, when considered with the Company, would constitute a controlled group of corporations within the meaning of Code section 1563(a), determined without regard to Code sections 1563(a)(4) and 1563(e)(3)(C) or any entity, whether or not incorporated which, when considered with the Company, would constitute a controlled group in accordance with Code section 414(c) and regulations promulgated thereunder.

1.24	Retire

A Termination of Employment by a Participant at or after age 65, other than due to death.

1.25	Retirement Contribution

“Retirement Contribution,” as defined under the Retirement Savings Plan.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

1.26	Retirement Restoration Contribution

The Company’s unfunded contribution to a Participant’s Account as provided in Plan section 3.02.

1.27	Retirement Restoration Contribution Account

The account or bookkeeping record reflecting the Retirement Restoration Contributions made on behalf of a Participant.

1.28	Retirement Savings Plan

The CarMax, Inc., Retirement Savings Plan, as in effect on January 1, 2009, and as subsequently amended for the applicable time.

1.29	Spouse or Surviving Spouse

The person to whom a Participant is legally married on the date of the Participant's death or the date benefits are paid, whichever is earlier. Individuals who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state are not treated as legally married. For this purpose, the term “state” means any domestic or foreign jurisdiction having the legal authority to sanction marriages.

1.30	Termination of Employment

A Participant’s separation from service from the Company, whether an Employee Retires or through any other termination of employment, within the meaning of Code section 409A and Treasury Regulations thereunder.

1.31	Totally and Permanently Disabled

The Participant is (a) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (b) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under a disability plan covering employees of the Company.

1.32	Valuation Date

Any day that the New York Stock Exchange is open for business.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

1.33	Year of Vesting Service

Each Plan Year for which an Employee is entitled to a Year of Vesting Service in accordance with and subject to the rules set forth in the Retirement Savings Plan.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

ARTICLE II.

ELIGIBILITY AND PARTICIPATION

2.01	Eligibility Requirements

An individual shall become a Participant in the Plan as of the first day of the first Plan Year in which such individual is an Eligible Employee whose Compensation for such Plan Year exceeds the compensation dollar limit imposed under Code section 401(a)(17) (for example, $265,000 for calendar year 2016).

2.02	Participation in the Plan

(a)    An Eligible Employee who wishes to make Elective Deferral Contributions under the Plan must submit a Deferral Election to the Committee in accordance with the procedures set forth in Plan Section 2.03.

(b)    Each Eligible Employee and Participant must correctly disclose to the Committee all requested information necessary for the administration of the Plan.

(c)    A Participant shall continue to be a Participant of the Plan until the date that he is no longer entitled to benefits under the Plan.

2.03	Deferral Elections

(a)    Amount of Elective Deferral Contributions. A Participant may elect to defer a percentage (in one percent (1%) increments) of his Plan Compensation under the Plan, up to seventy-five percent (75%) of his Plan Compensation for the applicable pay period.

(b)    Timing of Elections. Except as provided in Plan Section 2.03(c), a Participant may make an irrevocable Deferral Election to defer Plan Compensation earned during a Plan Year only if such election is made no later than December 31 of the prior Plan Year, or by such earlier date as may be announced by the Committee. Notwithstanding the foregoing, if any portion of the Plan Compensation subject to a Deferral Election pertains to Performance-Based Compensation, such Deferral Election must be made and will become irrevocable no later than the date that is six months before the end of the performance period as permitted by the Committee. A Deferral Election will rollover and apply to subsequent Plan Years and performance periods, as applicable, unless the Participant revokes such election or timely files a new Deferral Election in accordance with Code section 409A. Each Deferral Election shall be made on a form provided by the Committee and shall specify such additional information as the Committee may require.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

(c)    First Year of Eligibility. In the first Plan Year in which an Eligible Employee becomes eligible to participate in the Plan, the Eligible Employee may make an initial Deferral Election within 30 days after he becomes eligible to participate in the Plan. Such Deferral Election shall only be valid with respect to Compensation paid for services rendered after the date of the initial deferral election.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

ARTICLE III.

ACCOUNTS AND INVESTMENTS

3.01	Establishment of Accounts

The Committee shall establish and maintain an Elective Deferral Contribution Account, a Matching Restoration Contribution Account and a Retirement Restoration Contribution Account for each Participant in the Plan. As required for appropriate recordkeeping, the Committee may establish and name subaccounts for each Participant.

3.02	Retirement Restoration Contributions

If a Retirement Contribution is declared under the Retirement Savings Plan for a Plan Year, as soon as practicable after the end of such Plan Year, the Company shall credit to the Participant’s Retirement Restoration Contribution Account an amount equal to (a) the percentage declared under the Retirement Savings Plan for purposes of calculating that Participant’s Retirement Contribution, if any, times (b) the Participant’s Plan Compensation. A Participant will not receive a Retirement Restoration Contribution for a Plan Year unless the Participant receives a Retirement Contribution for a Plan Year. A Participant must be employed on the last day of such Plan Year to be eligible for a Retirement Restoration Contribution except in the case of a Participant who has died, or who has Retired after completing 1,000 Hours of Service (for purposes of the Retirement Savings Plan), during the Plan Year.

3.03	Elective Deferral Contributions

If a Participant makes a Deferral Election under Plan Section 2.03, the Company shall credit to the Participant’s Elective Deferral Contribution Account each pay period an amount equal to the amount of Plan Compensation deferred pursuant to such Participant’s Deferral Election.

3.04	Matching Restoration Contributions

A Participant who makes an Elective Deferral Contribution for a Plan Year shall be entitled to a Matching Restoration Contribution with respect to such Elective Deferral Contribution. The amount of such Matching Restoration Contribution shall be equal to one hundred percent (100%) of such Elective Deferral Contribution for the applicable pay period, but not to exceed six percent (6%) of Plan Compensation for such pay period.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

3.05	Investment Options and Allocation of Net Income/Loss

(a)    Investment options will be determined by the Plan Asset Committee. The Plan Asset Committee, in its sole and absolute discretion, may add or remove investment options from the Plan menu from time to time.

(b)    A Participant, or a representative designated by a Participant in a manner authorized by the Committee (a “designated representative”), shall select investment options at the time he files an application to become a Participant (any such selections shall be in increments of one percent (1%)).  If a Participant, or his designated representative, does not select the funds in which his Account shall be invested, his Account shall be invested in the manner determined by the Plan Asset Committee or, if no such determination is announced, in the applicable default investment fund or funds under the Retirement Savings Plan.  The Plan Asset Committee shall have no responsibility to any Participant or anyone claiming a benefit through a Participant if the Participant, or his designated representative, fails to make an investment allocation or to change any investment allocation.  A Participant, or his designated representative, may change his investment options on a daily basis.

(c)    As of each Valuation Date, the Company shall credit to each Participant electing investment in a fund, the net income (or loss), including all realized and unrealized gains and losses, of that fund since the last Valuation Date attributable to his Account, according to the ratio of the portion of each Participant’s Account invested in that fund as of the day immediately following the last Valuation Date, less any withdrawals or transfers since such date, to the sum of all portions of the Participants’ Account balances invested in that fund, similarly determined.

(d)    All investments under this Plan section are deemed investments used solely for measurement of the value of a Participant’s Account.

3.06	Vesting

(a)    Elective Deferral Contribution Account. A Participant shall at all times have a one hundred percent (100%) vested, nonforfeitable interest in his Elective Deferral Contribution Account.

(b)    Matching Restoration Contribution and Retirement Restoration Contribution Accounts. A Participant who dies prior to terminating employment with the Company or Retires shall have a one hundred percent (100%) vested, nonforfeitable interest in his Matching Restoration Contribution and Retirement Restoration Contribution Accounts. Otherwise, a Participant shall have a one hundred percent (100%) vested, nonforfeitable interest in his Matching Restoration Contribution and Retirement Restoration Contribution Accounts only after he has completed three Years of Vesting Service with the Company. Prior to the vesting events described in this Plan section 3.06, a Participant’s Matching Restoration Contribution and Retirement Restoration Contribution Accounts shall be entirely forfeitable. Notwithstanding anything in this Section 3.06(b) to the contrary, a Participant credited with an Hour of Service (as defined in the Retirement Savings Plan)

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

on or after January 1, 2017, regardless of his Years of Vesting Service, shall have a one hundred percent (100%) vested, nonforfeitable interest in his Matching Restoration Contribution and Retirement Restoration Contribution Accounts.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

ARTICLE IV.

DISTRIBUTIONS

4.01	Payment of Benefits

(a)    In the event of a Participant’s Termination of Employment (including due to death) or Total and Permanent Disability, the Plan shall pay the Participant or his Beneficiary, as the case may be, the total vested value of the Participant’s Account. Such payment shall be made within sixty (60) days following the earliest of (i) the Participant’s Termination of Employment, (ii) death or (iii) the date such Participant is determined to be Totally and Permanently Disabled.

(b)    Notwithstanding Plan section 4.01(a), if required by Code section 409A, for a Participant who is entitled to a distribution upon Termination of Employment other than due to death or Total and Permanent Disability, and who is a Key Employee on the date of his Termination of Employment, the Plan shall pay the Participant the total vested value of the Participant’s Account on the first day of the month following the six-month anniversary of such Participant’s Termination of Employment.

(c)    If the Plan receives a domestic relations order (within the meaning of Code section 414(p)(1)(B)) directing that all or a portion of a Participant’s Account be paid to an “alternate payee,” any amounts to be paid to the alternate payee shall be paid in a single lump sum as soon as administratively practicable following the receipt of a valid executed order.

4.02	Form of Distribution

Payment shall be made from the Plan to a Participant or Beneficiary in a single sum in cash.

4.03	Federal Income Tax Withholding

Participants and, if applicable, Beneficiaries shall be provided with proper notice and election forms for the purpose of withholding Federal income tax from distributions from the Plan in accordance with Code section 3405.

4.04	Discharge of Obligation

Payment of the vested value of the Participant’s Account under this Article shall discharge the Company’s obligation to the Participant or his Beneficiary.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

ARTICLE V.

ADMINISTRATION

5.01	Administrator

The Plan will be administered by the Committee.

5.02	Appointment of the Committee

The Chief Executive Officer of CarMax, Inc. shall appoint at least three persons to serve on the Committee.

5.03	Powers of the Committee

Except where responsibilities have been allocated or delegated to another person or entity, including the Plan Asset Committee, the Committee will have full power and discretion to administer the Plan, including as to all of its details, including the power to decide Plan benefit claims. For the purpose of administering the Plan, the Committee’s power will include, but will not be limited to, the following authority:

(a)    to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan or as required to comply with applicable law;

(b)    to interpret the Plan, its interpretation thereof in good faith to be final and conclusive as to any current or former Employee, Participant, or Beneficiary;

(c)    to decide all questions concerning the Plan, including whether a payment of Plan benefits is due;

(d)    to compute the amount of benefits payable to any current or former Employee, Participant, or Beneficiary in accordance with the Plan, and to determine the person or persons to whom such benefits will be paid;

(e)    to authorize the payment of Plan benefits;

(f)    to keep such records and submit such filings, elections, applications, returns or other documents or forms as may be required under the Code and applicable regulations, or under state or local law and regulations; and

(g)    to appoint such agents, counsel, accountants, consultants and record keepers as may be required to assist in administering the Plan.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

5.04	Indemnification

The Company shall indemnify the Committee, the Plan Asset Committee, their respective members, and each other Employee who is involved in the administration of the Plan against all costs, expenses and liabilities, including attorneys’ fees, incurred in connection with any action, suit or proceeding that alleges, arises out of, or relates in any way to any good faith act or failure to act in connection with, or related in any way to, the Plan. Promptly after receipt by an indemnified party of notice of the commencement of any such action, suit or proceeding, the indemnified party shall notify the Company. The Company shall be entitled to participate at its own expense in the defense or to assume the defense of any indemnified party. If the Company elects to assume the defense, counsel chosen by the Company shall conduct the defense, and the indemnified party shall bear the fees and expenses of any additional counsel retained by him.

5.05	Binding Decisions or Actions

The decision or action of the Committee or the Plan Asset Committee in respect of any question within the scope of their respective duties arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

5.06	Administrative Costs

All reasonable costs incurred in the administration of the Plan shall be paid by the Company.

5.07	Discretion

In discharging the duties assigned to them under the Plan, each of the Company, the Committee, the Plan Asset Committee and each other individual or entity authorized by the Committee or the Plan Asset Committee (each, an “Authorized Person”) has the discretion to: interpret the Plan; adopt, amend and rescind rules and regulations pertaining to its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of its duties under the Plan. The discretionary authority of an Authorized Person is absolute and exclusive. The express grant in the Plan of any specific power to an Authorized Person with respect to any duty assigned to it under the Plan must not be construed as limiting any power or authority of such Authorized Person to discharge its duties. A decision of an Authorized Person is final and conclusive in any subsequent action, suit, or proceeding unless it is established that the decision constituted an abuse of discretion. No Plan benefits shall be paid to any Participant, Beneficiary or other person unless an Authorized Person shall determine, in its sole and absolute discretion, that such benefits are due.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

ARTICLE VI.

AMENDMENT AND TERMINATION OF THE PLAN

6.01	Amendment of the Plan

The Company shall have the right by action of the Committee to amend the Plan from time to time (a) as necessary to ensure the Plan meets requirements under the Code; or (b) to implement changes in Plan design that are not financially material to the Company or the Company’s shareholders; provided, however, that no amendment shall retroactively reduce any benefit to a Participant or Beneficiary (to the extent that such benefit was accrued and vested prior to such amendment). Any amendment to the Plan that is financially material to the Company or the Company’s shareholders must be approved by the Board.

6.02	Termination of the Plan

The Company reserves the right to terminate the Plan at any time by action of the Board provided that any such action shall not, in any way, retroactively reduce any benefit to a Participant or Beneficiary (to the extent that such benefit was accrued and vested prior to such termination). Any termination of the Plan must satisfy the requirements of Code section 409A.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

ARTICLE VII.

CLAIMS

7.01	Right to File Claim

A Participant, Beneficiary or former Participant (each a “Claimant”) shall be entitled to file with the Committee’s delegate a claim for benefits under the Plan. The claim must be in writing. Unless another individual or entity is named by the Committee to hear claims for benefits, the Committee’s delegate shall be the Company’s Director of Benefits or the Plan’s recordkeeper. Any action required or authorized to be taken by the Claimant in pursuing a claim or appeal of an adverse benefit determination may be taken by a representative authorized in writing by the Claimant to represent him.

7.02	Denial of Claim

A claim is considered approved only if its approval is communicated in writing to a Claimant. If the claim is denied by the Committee’s delegate in whole or in part, the Claimant shall be furnished within 90 days after the receipt by the Committee’s delegate of the claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice of denial of the claim containing the following:

(a)    the specific reason or reasons for the denial;

(b)     specific reference to the Plan provisions on which the denial is based;

(c)    a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(d)     an explanation of the procedure for review of the denied or partially denied claim (set forth below) and applicable time limits, including a statement of the Claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.

7.03	Claims Review Procedure

Upon denial of a claim, in whole or in part, the Claimant will have the right to submit a request to the Committee for a full and fair review of the denied claim by filing a written notice of appeal with the Committee. The notice of appeal must be filed within 60 days of the receipt by the Claimant of written notice of the denial of the claim. The Claimant or his representative will have, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits and may submit issues and comments in writing. The Committee will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim,

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

without regard to whether such information was submitted or considered in the initial decision on the claim. The Committee shall not permit a Claimant or his authorized representative to present comments in person at a hearing or otherwise.

If the Claimant fails to file an appeal within 60 days of the receipt by the Claimant of the denial of the claim, the claim will be deemed abandoned and the Claimant precluded from reasserting it. If the Claimant does file an appeal, his request must include a description of the issues and evidence he deems relevant. Failure to raise issues or present evidence on appeal will preclude those issues or evidence from being presented in any subsequent proceeding or judicial review of the claim.

7.04	Decision on Review

The Committee will review and decide whether an appeal is approved or denied. A written notice of the decision will be furnished to the Claimant within 60 days of the date on which the appeal is received by the Committee. If special circumstances require a longer period, the Claimant will be notified in writing, prior to the expiration of the 60-day period, of the reasons for an extension of time and the date by which a decision is expected; provided, however, that no extensions will be permitted beyond 60 days after the expiration of the initial 60-day period. An appeal is considered approved only if its approval is communicated in writing to the Claimant. If an appeal is denied, in whole or in part, the written notice will clearly set forth:
(a)    the specific reason or reasons for the adverse determination;

(b)     specific reference to the Plan provisions on which the adverse determination is based;

(c)    a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and

(d)     a statement of the Claimant’s right to bring an action under ERISA section 502(a).

To the extent of its responsibility to review the denial of benefit claims, the Committee has full authority to interpret and apply in its discretion the provisions of the Plan. The decision of the Committee is final and binding upon any and all Claimants and any person making a claim through or under them.

7.05	Legal Action

A Claimant may not bring any legal action, including commencement of any arbitration, relating to a claim for benefits under the Plan unless and until the Claimant has followed the claims procedures under the Plan and exhausted his administrative remedies under such claims

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

procedures. Any such legal action must be commenced within one year of a final determination hereunder with respect to such claim.

7.06	Exclusive Forum

Any action by a current or former Participant or Beneficiary arising out of or related to this Plan shall be litigated exclusively in the United States District Court for the Eastern District of Virginia, Richmond Division (“District Court”) and any reviewing appellate court thereof. In the event that the District Court lacks subject matter jurisdiction over such an action, then, and only then, such action shall be litigated exclusively in the Circuit Court of Goochland, Virginia and any reviewing appellate court thereof.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

ARTICLE VIII.

GENERAL PROVISIONS

8.01	No Guarantee of Employment

The Plan shall not be deemed to constitute a contract between the Company and any Participant or to be consideration or an inducement for the employment of any Participant of the Company. Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in the service of the Company or to interfere with the rights of the Company to discharge or to terminate the service of any Participant at any time without regard to the effect such discharge or termination may have on any rights under the Plan.

8.02	Unfunded Plan

All Plan Participants and Beneficiaries are general unsecured creditors of the Company with respect to the benefits due hereunder and the Plan constitutes a mere promise by the Company to make benefit payments in the future. It is the intention of the Company that the Plan be considered unfunded for tax purposes.

8.03	Trust

The Company may, but is not required to, establish a grantor trust, commonly known as a rabbi trust, which may be used to hold assets of the Company which are maintained as reserves against the Company’s unfunded, unsecured obligations hereunder. Such reserves shall at all times be subject to the claims of the Company’s creditors. To the extent such trust or other vehicle is established, and assets contributed, for the purpose of fulfilling the Company’s obligation hereunder, then such obligation of the Company shall be reduced to the extent such assets are utilized to meet its obligations hereunder. Any such trust and the assets held thereunder are intended to conform in substance to the terms of the model trust described in Revenue Procedure 92-64.

8.04	Minors and Incapacity

If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is deemed so by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, benefits will be paid to such person as the Committee might designate. The Committee shall have no duty to investigate whether or not a Participant or Beneficiary is competent. Such payments shall, to the extent made, be deemed a complete discharge of any liability for such payment under the Plan.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

8.05	Notice

Any notice or filing required or permitted to be delivered to the Committee under this Plan shall be delivered in writing. Notice shall be deemed given as of the date of receipt of the notice by the Committee. Notice shall be sent by certified mail to:

CARMAX, INC.
ATTN: DIRECTOR OF BENEFITS
12800 TUCKAHOE CREEK PARKWAY
RICHMOND, VIRGINIA 23238

With a copy to:

CARMAX, INC.
ATTN: LEGAL DEPARTMENT
12800 TUCKAHOE CREEK PARKWAY
RICHMOND, VIRGINIA 23238

Any notice or submission required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and either hand-delivered or sent by mail to the last known address of the Participant.

8.06	Non-Alienation of Benefits

To the extent permitted by law, no benefit payable under the Plan will be subject in any manner to anticipation, assignment, garnishment or pledge. Any attempt to anticipate, assign, garnish or pledge the same will be void and no such benefits will be made in any manner liable for or subject to the debts, liabilities, engagements or torts of any Participants or Beneficiaries. Notwithstanding anything to the contrary herein, however, the Committee has the sole and absolute discretion to make payments to an alternate payee in accordance with the terms of a domestic relations order (as defined in Code section 414(p)(1)(B)).

8.07	Headings

The headings of Plan Sections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control.

8.08	Construction

Unless the context requires otherwise, all words in any gender shall extend to and include all genders, all words used in the singular shall extend to and include the plural, and all words used in the plural shall extend to and include the singular.

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

8.09	Invalid or Unenforceable Provisions

If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and the Committee may elect in its sole and absolute discretion to construe such invalid or unenforceable provisions in a manner that conforms to applicable law or as if such provisions, to the extent invalid or unenforceable, had not been included.

8.10	Lost Participants or Beneficiaries

Any Participant or Beneficiary who is entitled to a benefit from the Plan has the duty to keep the Committee advised of his current mailing address. If benefit payments are returned to the Plan or are not presented for payment after a reasonable amount of time, the Committee shall presume that the payee is missing. The Committee, after making such efforts as in its sole and absolute discretion it deems reasonable and appropriate to locate the payee, shall stop payment on any uncashed checks and may discontinue making future payments.

8.11	Beneficiary Designation

At the time of enrollment in the Plan, each Participant must designate a Beneficiary to receive settlement of his Plan account in the event of his death during employment. A Participant may, from time to time, change a Beneficiary or Beneficiaries under the Plan. In the event that no designated Beneficiary is surviving at the time of the Participant’s death, settlement under the Plan will be made as provided in Plan Section 1.02.

8.12	Errors and Omissions

In the event an error or omission is discovered in the operation or administration of the Plan, the Committee may make such equitable adjustments that it deems necessary or desirable to correct the error or omission, so long as the adjustments comply with Code section 409A.

8.13	Governing Law

Except as otherwise provided by federal law, the provisions of this Plan shall be construed, administered and enforced according to the laws of the Commonwealth of Virginia, without giving effect to its conflicts of law rules.

8.14	Omnibus Provisions

(a)    Any benefit, payment or other right provided by the Plan shall be provided or made in a manner, and at such time, in such form and subject to such election procedures (if any), as complies with the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1), including without limitation, deferring payment until the occurrence of a specified payment event described in Code section 409A(a)(2). Notwithstanding any other

CarMax, Inc.
Retirement Restoration Plan
Amended and Restated Effective January 1, 2017

provision hereof or document pertaining hereto, the Plan shall be so construed and interpreted to meet the applicable requirements of Code section 409A to avoid a plan failure described in Code section 409A(a)(1).

(b)    It is specifically intended that all elections, consents and modifications thereto under the Plan will comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder). The Company, through the Committee, is authorized to adopt rules or regulations deemed necessary or appropriate in connection therewith to anticipate and/or comply with the requirements of Code section 409A (including any transition or grandfather rules thereunder) and to declare any election, consent or modification thereto void if non-compliant with Code section 409A.

* * * * *

WITNESS the following signature as of the 1st day of July, 2016.

CARMAX, INC.

By:    /s/ Craig T. Cronheim
Craig T. Cronheim

VP, Human Resources & Loss Prevention and Chair, Benefits Administrative Committee